EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (File Nos. 033-05913, 33-53381, 33-27372, 333-40715, 333-55588, 333-113039, 333-113040 and 333-129010) of Analogic Corporation of our report dated October 16, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts October 16, 2006